Exhibit 99.1

FOR IMMEDIATE RELEASE:

Onstream Media Completes Acquisition of Infinite Conferencing

POMPANO BEACH, FL - April 30 2007 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today that it has completed the acquisition of Infinite Conferencing, a national provider of audio and web conferencing, webinar and webcasting services, in exchange for $14 million in cash and approximately 1.38 million shares of Onstream Media restricted common stock.

Infinite Conferencing provides audio and web conferencing solutions to a client base of over 2,000 small to medium sized businesses (SMB) and is also currently a reseller of Onstream Media's webcasting and QuickCast products.

For the quarter ended March 31, 2007, Infinite’s unaudited financial statements reflected revenues of approximately $1.8 million, with net income of approximately $374,000 after a deduction for founder draws of approximately $455,000. The Company anticipates that approximately $400,000 of these founder draws represent an expense that will not occur after the merger. In addition, for the year ended December 31, 2006, Infinite's audited financial statements reflected revenues of approximately $6.1 million, with net income of approximately $223,000, after a deduction for founder draws of approximately $2.3 million (of which approximately $2.1 million represents an expense not expected to occur after the merger).

Randy Selman, President and Chief Executive Officer of Onstream Media, stated, "The acquisition of Infinite Conferencing represents a major step forward for Onstream, significantly expanding our product line and customer base, while greatly enhancing our sales and marketing capabilities. Equally as important, the addition of Infinite’s revenue base, which we estimate to be growing at a rate in excess of 30% annually, plus a very positive contribution to our bottom line performance, will provide an immediate financial benefit to our Company. In fact, based on historical information, we expect that for the fourth quarter of our current fiscal year, which ends September 30, 2007, our combined financial results will reflect, before changes in working capital components, positive net cash provided by operating activities.”

To partially fund the transaction, Onstream Media completed a private equity financing totaling $11 million (before deducting placement fees and expenses), consisting only of the sale of Onstream Media restricted common stock at $2.25 per share.

About Infinite Conferencing:
The trusted provider of reliable audio and Web conferencing, webinar and webcasting services, Infinite Conferencing delivers feature-rich solutions that range from on-demand audio and web conferencing to full-scale online event management. The Company offers further value through its team of experienced communications experts who help tailor each solution to their clients' specific business requirements.

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Founded in January 2001, Infinite Conferencing is headquartered in Central New Jersey. For more information, please visit www.infiniteconferencing.com.

About Onstream Media:
Onstream Media Corporation is a leading online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content on the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds. Onstream Media also provides live and on-demand webcasting, webinars, web and audio conferencing services. Almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Dell, Disney, MGM, Deutsche Bank, Rodale, Inc., Televisa, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

The offer and sale of the Company's securities was made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. All of the offers and sales of the Company's securities were made exclusively to accredited investors in offers and sales not involving a public offering insofar as the purchasers in the private placement were accredited investors purchasing the securities for their own account and not with a view towards or for resale in connection with their distribution. The private placement was conducted without general solicitation or advertising. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to the ability of Onstream Media and Infinite Conferencing to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for each company's products; fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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Media Relations
Beth Amorosi
FastLane Communications
917-208-7489
bamorosi@fast-lane.net

Investor Relations:
Gary Geraci
Equity Performance Group
617-723-2373
gary@equityperfgp.com

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